Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement on Form S-1 of Alpha Investments Inc. of our report dated March 18, 2020, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Alpha Investments Inc. for the year ended December 31, 2019 .

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc.

Assurance Dimensions

Margate, FL

November 30, 2020